CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Comnet Corporation on Form S-4 of our report dated June 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Group 1 Software, Inc. as of March 31, 1998 and 1997, and for the years ended March 31, 1998, 1997 and 1996, which report is included in its Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data."


                                       /s/ Coopers & Lybrand L.L.P.
                                       Coopers & Lybrand L.L.P.



McLean, Virginia
June 29, 1998